Exhibit 99.1
ITEM 3 - APPROVAL OF AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
The Board of Directors unanimously recommends that you vote
FOR
this proposal (Item 3 on your proxy card)
The Board of Directors recommends that shareholders approve the Board's proposal to amend and restate our 2006 equity incentive plan to increase by 15.5 million the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the plan and to make the other updates described below. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the approval of the amended and restated 2006 equity incentive plan.
In February 2012, the Board approved, subject to shareholder approval, the amended and restated 2006 equity incentive plan. The purpose of the plan is to advance State Street's interests providing for the grant to plan participants of stock-based awards. We are asking our shareholders to approve the amended and restated plan to increase the maximum number of shares available under the plan and to make other updating amendments detailed in the description below. The plan was first approved by shareholders in 2006, with 20 million shares, plus up to 8 million shares derived from our prior stock plans, available for delivery in satisfaction of awards under the plan. The plan was amended by our shareholders in 2009 to add 17 million shares for delivery in satisfaction of awards granted under the plan and to make additional updating amendments. As of March 1, 2012, we had delivered 16,207,484 shares, with an additional 25,031,518 shares subject to outstanding awards or related restrictions under the plan.
Summary of Proposed Amendments
The material changes implemented by the proposed amendment and restatement of the 2006 equity incentive plan are as follows:

•	an increase by 15.5 million of the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the plan;

•	to extend from May 19, 2019 to the tenth anniversary of shareholder approval of these amendments the date after which no new awards may be granted under the plan; and

•
to extend, from the date of our annual meeting of shareholders in 2014 to the date of our annual meeting in 2017, the date after which performance awards under the plan may no longer be granted without our shareholders reapproving the performance measures (unless such grant is made contingent upon such approval) in accordance with the requirements of Section 162(m) of the Internal Revenue Code.

Securities Authorized for Issuance Under Equity Compensation Plans at March 1, 2012
As indicated above, at March 1, 2012 we had a total of 25,031,518 shares, subject to outstanding awards or related restrictions under the 2006 equity incentive plan. The following table sets forth the number of shares of our common stock subject to outstanding awards and available for future grant under all State Street equity compensation plans (including the 2006 equity incentive plan) as of March 1, 2012, as well as the total number of shares of our common stock that were outstanding as of that date. The table does not include the additional shares that are the subject of the proposed amendment and restatement of the 2006 equity incentive plan being presented for shareholder approval at the annual meeting.

Number of Shares Subject to Outstanding Stock Options and SARs(1)	7,264,910
Weighted-average per share exercise price	$53.51
Weighted-average remaining term	3.2 years
Number of Shares Subject to Outstanding Stock Awards(2)	22,724,279
Number of Shares Available for Future Grant Under Equity Compensation Plans	8,995,616	(3)
Shares of State Street Common Stock Outstanding	489,859,443

(1)	Consists of 4,379,800 shares subject to stock options and 2,885,110 stock appreciation rights (SARs).

(2)	Consists of 16,799,334 shares subject to deferred stock awards, 2,899,807 shares subject to restricted stock awards and 3,025,138 shares subject to performance awards (assuming payout at 100%).

(3)
All shares available for future grant are under the 2006 equity incentive plan. At March 1, 2012, we had no other equity compensation plans under which shares of our common stock remained available for future grant.

For additional information concerning our securities authorized for issuance under our equity compensation plans at December 31, 2011, see below under the heading “- Securities Authorized for Issuance Under Equity Compensation Plans at December 31,

2011.”
Description of the 2006 Equity Incentive Plan, as Proposed to be Amended and Restated
The following is a summary of the material features of the amended and restated 2006 equity incentive plan, which summary is qualified in its entirety by reference to the entire plan. The summary includes the amendments identified above under “- Summary of Proposed Amendments.” A copy of the entire plan is attached as Appendix A to this proxy statement.
The purpose of the plan is to advance State Street's interests by providing for the grant to participants of awards based on State Street's common stock, as more fully described below. The amendment and restatement of the plan will become effective on the date of its approval by the shareholders. The plan will terminate on the tenth anniversary of such shareholder approval, except that awards made prior to termination may continue in accordance with their terms.
Administration. A committee of the Board, currently the Executive Compensation Committee, will administer the plan. The term “administrator” is used in this proxy statement to refer to the person (the Executive Compensation Committee or other committee, and their delegates) charged with administering the plan. The administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, stock appreciation rights, or SARs, restricted or unrestricted stock, stock units or performance awards or other awards that are convertible into or otherwise based on State Street's common stock. The administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the administrator made under the plan are conclusive and bind all parties.
Limits on Shares Deliverable under the Plan; Limits on Awards. The maximum number of shares of common stock that may be delivered in satisfaction of awards made under the plan is 52.5 million plus the number (not to exceed 8 million) of shares subject to awards outstanding under State Street's 1997 equity incentive plan that are either forfeited (in the case of restricted stock) or never delivered (for example, because an option expires unexercised) on or after April 19, 2006 (the date the 2006 equity incentive plan was approved by our shareholders and became effective). Shares withheld to pay the exercise price or to satisfy tax withholding requirements, restricted stock that is forfeited, and shares subject to an award that is exercised or satisfied, or that terminates or expires, without the delivery of the shares do not reduce the maximum number of shares available for delivery under the plan. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to SARs granted to any person in any calendar year is in each case 2 million. The maximum number of shares of common stock subject to other awards granted to any person in any calendar year is 2 million. In the event of a stock dividend, stock split or other change in our capital structure, the administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The administrator may also make similar adjustments to take into account other distributions to shareholders or any other event, if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the plan and to preserve the value of awards.
The closing price of State Street common stock, as reported on the New York Stock Exchange on March 1, 2012, was $42.42 per share.
Eligibility. Participation is limited to those key employees and directors, as well as consultants and advisors, who in the administrator's opinion are in a position to make a significant contribution to the success of State Street and its subsidiaries and who are selected by the administrator to receive an award. As of March 5, 2012, the group of persons from which the administrator may select participants consisted of approximately 8,800 individuals.
Stock Options. The administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of common stock within a specified period of time at a specified price, not less than the fair market value of the common stock at the time of grant. Stock options granted under the plan may not be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange. Two types of stock options may be granted under the plan: incentive stock options, or “ISOs”, which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs”. Eligibility for ISOs is limited to employees of State Street and its corporate subsidiaries.
The expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the expiration date is determined in the discretion of the administrator. The administrator also determines all other terms and conditions related to the exercise of an option, including the time at which options may be exercised and conditions related to the exercise of options.

Stock Appreciation Rights. The administrator may grant SARs under the plan. A SAR entitles the holder upon exercise to receive an amount, delivered in the form of shares of common stock, determined by reference to appreciation in the value of a share of common stock. The value from which appreciation is measured in the case of a SAR may not be less than the fair market value of the common stock on the date of grant. No SAR, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange.
Stock Awards; Stock Units. The plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to State Street unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a State Street shareholder, including the right to vote the shares and to receive dividends. Other awards under the plan may also be settled with restricted stock. The plan also provides for stock units, including restricted stock units, entitling the recipient to receive shares of common stock (or cash measured by the value of the common stock) in the future on such conditions as the administrator may specify.
Performance Awards. The administrator may also subject awards otherwise available under the plan to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986 as amended, the administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; expense control; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; capital or capital ratios; one or more operating ratios; operating leverage; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the performance period that affect the applicable performance criterion or criteria. No performance award may be granted after State Street's first meeting of shareholders held in 2017 until the listed performance measures (as originally approved or as subsequently amended) have been resubmitted to and reapproved by State Street's shareholders in accordance with the requirements of Section 162(m) of the Internal Revenue Code, unless such grant is made contingent upon such approval.
Plan Benefits. The future benefits or amounts that would be received under the plan are discretionary and are therefore generally not determinable at this time. The following individuals and groups of individuals currently serving in office have received the following awards under the plan, stated in aggregate number of shares of common stock underlying options/SARs, performance based awards and other awards, since its inception in 2006 and as subsequently amended by shareholders in 2009: Joseph L. Hooley, Chairman, President and Chief Executive Officer, 349,000 options/SARs and 1,013,766 other awards; Edward J. Resch, Executive Vice President and Chief Financial Officer, 226,373 options/SARs and 596,350 other awards; Joseph C. Antonellis, Vice Chairman, 277,545 options/SARs and 576,711 other awards; James S. Phalen, Executive Vice President, 132,989 options/SARs and 560,603 other awards; Scott F. Powers, Executive Vice President, 139,346 options/ SARs and 680,979 other awards; all current executive officers, as a group, 1,278,057 options/SARs and 5,079,420 other awards; all current directors who are not executive officers, as a group, no options/SARs and 182,707 other awards; and all employees, including all current officers who are not executive officers, as a group, 1,199,020 options/SARs and 33,752,926 other awards.
General Provisions Applicable to All Awards. Neither ISOs nor, except for gratuitous transfers to the extent permitted by the administrator, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime an ISO and, except as the administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the plan may consist of either authorized but unissued shares or previously issued shares acquired by State Street.
Mergers and Similar Transactions. In the event of a “change in control” of State Street, as defined in the plan, all options and SARs issued under the plan will become fully exercisable, all shares of restricted stock and restricted stock units will vest, and holders of performance awards as to which the performance period has not ended will (if the transaction involves a payment to shareholders) be cashed out. If options and SARs are granted in substitution for existing awards, the substitute awards will remain exercisable after a termination of employment or other service relationship (other than by reason of death or disability) or retirement for the lesser of the period of seven months or the period ending on the latest date on which the option or SAR could otherwise have been exercised. Also, in connection with or following a change in control, awards may not be amended in any manner adverse to the participant without the participant's consent.
Whether or not there is a change in control, as defined, in the event of a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which State Street is not the surviving corporation or which results in the acquisition of all or substantially all of State Street's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, a sale or transfer of all or substantially all of State Street's assets, or a dissolution or liquidation of State Street, the following rules will apply except as otherwise provided in an award. If the transaction is one in which there is an acquiring or surviving entity, the administrator may provide for the assumption of some or all outstanding awards or for the grant of new awards in substitution therefore by the acquirer or survivor or an affiliate of the acquirer or survivor. If the transaction is one in which holders of common stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the administrator may likewise cash out some or all awards, except that the terms of payment need not be the same as those applicable to holders of common stock. If the transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, awards will become payable, except that the administrator may impose restrictions on amounts payable to carry out the intent of the plan (subject to the requirement of full vesting if the transaction constitutes a change in control). Existing awards requiring exercise, unless assumed, will terminate upon completion of the transaction.
Amendment. The administrator may at any time or times amend the plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the plan as to any future grants of awards. The administrator may not, however, alter the terms of an award so as to affect materially and adversely the participant's rights under the award without the participant's consent, unless the terms of the plan so provide or the administrator expressly reserved the right to do so at the time of the award.
Non-U.S. Participants: The administrator may provide for special rules applicable to non-U.S. participants.
Securities Authorized for Issuance Under Equity Compensation Plans at December 31, 2011
The following table discloses the number of outstanding common stock options, warrants and rights granted by State Street to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of December 31, 2011. The table provides this information separately for equity compensation plans that have and have not been approved by shareholders. The table does not include the additional shares that are the subject of the proposed amendment and restatement of the 2006 equity incentive plan being presented for shareholder approval at the annual meeting.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category:
Equity compensation plans approved by shareholders	23,626,423	(2)	$53.37	18,395,525
Equity compensation plans not approved by shareholders	41,737	(3)		—
Total	23,669,000			18,395,525

(1)	Excludes deferred stock awards, restricted stock awards and performance awards (for which there is no exercise price).

(2)
Consists of 9,124,024 shares subject to deferred stock awards, 4,772,732 shares subject to stock options, 4,164,741 shares subject to restricted stock awards, 2,936,160 stock appreciation rights (SARs), and 2,628,766 shares subject to performance awards (assuming payout at 100% for all awards regarding which performance is uncertain).

(3)	Consists of 41,737 shares subject to deferred stock awards.
Individual directors who are not our employees have received stock awards and cash retainers, both of which may be deferred. Directors may elect to receive shares of our common stock in place of cash. If payment is in the form of common stock, the number of shares is determined by dividing the approved cash amount by the closing price on the date of the annual shareholders' meeting. All deferred shares, whether stock awards or common stock received in place of cash retainers, are increased to reflect dividends paid on the common stock and, for certain directors, may include share amounts in respect of an accrual under a terminated retirement plan. Directors may elect to defer 50% or 100% of cash or stock awards until a date that they specify, usually after termination of service on the Board. The deferral may also be paid in either a lump sum or in installments over a two- to ten-year period. Stock awards totaling 212,643 shares of common stock were outstanding at December 31, 2011; awards made through June 30, 2003, totaling 41,737 shares outstanding at December 31, 2011, have not been approved by shareholders. There are no other equity compensation plans under which our equity securities are authorized for issuance that have been adopted without shareholder approval. Awards of stock made or retainer shares paid to individual directors after June 30, 2003 have been or will be made under our 1997 or 2006 Equity Incentive Plan, both of which were approved by shareholders.
Federal Income Tax Effects
The following discussion summarizes certain United States federal income tax consequences of the issuance and receipt of awards under the plan under the law as in effect on the date of this proxy statement. Changes to these tax laws could alter the tax consequences described below. This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the plan, nor does it cover state, local or non-U.S. taxes.
ISOs. An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to State Street) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain to the optionee for which State Street is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss to the optionee recognized upon a subsequent sale is treated as a long-term capital gain or loss for which State Street is not entitled to a deduction.
NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to State Street; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss to the optionee for which State Street is not entitled to a deduction.
In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Stock Appreciation Rights. A recipient of a stock appreciation right will not have income upon grant of the SAR. The recipient generally will recognize compensation income upon the exercise of the SAR equal to the amount of cash and the fair market value of any stock received; a corresponding deduction is available to State Street. Upon the subsequent sale of the stock, any recognized gain or loss after the date of exercise is treated as capital gain or loss to the recipient for which State Street is not entitled to a deduction.
Restricted Stock Awards. A recipient will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a recipient will have compensation income equal to the value of the stock less the purchase price and State Street will be entitled to a corresponding deduction. There would be no further tax consequences to the recipient upon the vesting of the shares for which an 83(b) election was made. Upon the subsequent sale of the stock, any recognized gain or loss after the date of grant is treated as capital gain or loss to the recipient for which State Street is not entitled to a deduction. If the recipient forfeits shares for which an 83(b) election was made, the recipient is not entitled to a deduction, loss or credit with respect to the taxes paid as a result of making the election. If the recipient does not make an 83(b) election, then when the stock vests the recipient will have compensation income equal to the value of the stock on the vesting date less the purchase price; a corresponding deduction is available to State Street. Upon the subsequent sale of the stock, any recognized gain or loss after the date of vesting is treated as capital gain or loss for which State Street is not entitled to a deduction. If the recipient forfeits shares and no 83(b) election was made, there are no tax consequences to the recipient as a result of the forfeiture.
Restricted Stock Units. A recipient will not have income upon the grant of a restricted stock unit award. A recipient is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, or, if the delivery of the shares has been properly deferred, upon delivery of the shares, the recipient will have compensation income equal to the value of the stock less the purchase price, if any; a corresponding deduction is available to State Street. Upon the subsequent sale of the stock, any recognized gain or loss after the date of vesting (or delivery) is treated as capital gain or loss to the recipient for which State Street is not entitled to a deduction.
Golden Parachute Tax. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in ownership or control of State Street may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the plan, may be subject to an additional 20% federal tax and may be nondeductible to State Street.
Section 162(m). Where applicable, Section 162(m) limits the deduction for compensation payable to certain executive officers of State Street. Options under the plan should be able to qualify as performance-based awards not subject to the deduction limitation under Section 162(m) of the Code. The Board may also grant performance awards that are intended to be exempt from the deduction limitation under Section 162(m) of the Code.